EXHIBIT 16.1

June 9, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:

Multisys Language Solutions Inc.

File No.: 000-53632

Commissioners:

We have read the statements made by Multisys Language Solutions Inc. Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated June 9, 2010.  We agree with the statements in Item 4.01 concerning our Firm in such Form 8-K.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Very truly yours,

/s/ Li & Company, PC

Li & Company, PC